UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/27/2009

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 400, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective January 27, 2009, Huttig Building Products, Inc. (the "Company") entered into its standard form of executive officer change of control agreement (the "Change of Control Agreement") and its standard form of indemnification agreement (the "Indemnification Agreement") with Mr. Kenneth L. Young, in connection with Mr. Young's appointment as the Company's Vice President and Chief Financial Officer, as described in Item 5.02(c) below. Each agreement is described in more detail below.

Change of Control Agreement

The Change of Control Agreement is for an initial three-year period and provides that if, within three years following a change of control of the Company, Mr. Young is terminated without cause or voluntarily terminates for good reason, he will be entitled to (i) salary and pro rata bonus then due, (ii) a lump sum payment equal to two times his annual salary and bonus, and (iii) the payment of his deferred compensation and accrued vacation. Mr. Young will also be entitled to continuation of benefits under the Company's welfare benefit plans for two years after termination. The Company has previously entered into Change of Control Agreements with each of its other executive officers.

The description of the Change of Control Agreement set forth above is qualified in its entirety by reference to the terms of the Form of 2006 Amended and Restated Change of Control Agreement, a copy of which was filed by the Company as Exhibit 10.1 to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 20, 2006, and which is incorporated herein by reference.

Indemnification Agreement

The Indemnification Agreement requires the Company to indemnify Mr. Young, to the full extent permitted by law, against any and all expenses, judgments, fines, penalties and settlement amounts incurred in connection with any claim against Mr. Young arising out of the fact that Mr. Young is or was a director, officer, employee, trustee, agent or fiduciary of the Company or is or was serving in any such capacity with any other entity, at the Company's request. The Indemnification Agreement also requires the Company to advance expenses to Mr. Young prior to the settlement or final judgment of any such claim, provided that Mr. Young agrees to reimburse the Company if it is ultimately determined that Mr. Young is not entitled to be indemnified by the Company.

The Indemnification Agreement also requires the Company to maintain directors and officers liability insurance coverage for Mr. Young or, to the full extent permitted by law, to indemnify him for the lack of insurance coverage. The Company has previously entered into Indemnification Agreements with each of its other executive officers and each of its directors.

The description of the Indemnification Agreement set forth above is qualified in its entirety by reference to the terms of the Form of Indemnification Agreement for Executive Officers and Directors, a copy of which was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on October 4, 2005, and which is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)         On January 27, 2009, Michael A. Lupo informed the Board of Directors (the "Board") of the Company that he would not stand for re-election upon the expiration of his term as a member of the Board. Mr. Lupo's term expires on April 20, 2009, the date of the Company's 2009 Annual Meeting of Stockholders. Mr. Lupo will not be replaced on the Board and the Board has reduced the size of the Board to eight members from nine members, effective April 20, 2009.

(c)        On January 27, 2009, the Board, upon recommendation of the Management Organization & Compensation Committee (the "Compensation Committee") appointed Kenneth L. Young as the Company's Vice President and Chief Financial Officer, effective immediately. Mr. Young had served as interim Chief Financial Officer of the Company since October 17, 2008 and as Treasurer of the Company since joining the Company in January 2006. Prior to joining the Company, Mr. Young served as the Finance Director of Insituform Technologies, Inc., a provider of trenchless sewer rehabilitation, tunneling and industrial pipe linings and a publicly-traded company, from August 2005 to December 2005, where he supervised the treasury and financial services functions. Prior to joining Insituform, Mr. Young was employed for 16 years at MEMC Electronic Materials, Inc., a silicon wafer manufacturer and a publicly-traded company, where he served as Treasurer from 1994 to July 2005. Prior to joining MEMC in 1989, Mr. Young spent 16 years at the Farm Credit Banks of St. Louis, an agricultural lending institution, most recently as Vice President - Finance. Mr. Young is 57 years old.

In connection with Mr. Young's appointment, the Compensation Committee approved an increase in Mr. Young's annual base salary to $225,000, effective immediately. In addition, Mr. Young was granted shares of restricted stock as set forth in Item 5.02(e) below and the Company entered into a Change of Control Agreement and an Indemnification Agreement with Mr. Young as described in Item 1.01 above.

(e)         On January 27, 2009: (i) the Board, upon recommendation of the Compensation Committee, approved the grant of shares of restricted stock to Jon P. Vrabely, the Company's President and Chief Executive Officer, as set forth in the table below, and (ii) the Compensation Committee approved the grant of shares of restricted stock to certain other named executive officers and to Mr. Young as set forth in the table below.

# of Restricted             Named Executive
Shares Granted                  Officer
-------------------------------------------
Jon P. Vrabely                   150,000
Kenneth L. Young               50,000
Richard A. Baltz                  40,000
Gregory W. Gurley               40,000
Brian D. Robinson                40,000

The restricted shares were granted under the Company's Amended and Restated 2005 Executive Incentive Compensation Plan. The restricted shares vest over three years, assuming continued employment, with one-third of the shares vesting on each of the first three anniversaries of the grant date.

Salary Actions

On January 27, 2009, the Board and the Compensation Committee approved management's recommendation that the Company's executive officers receive no increase in base salaries in 2009 as part of the Company's cost control efforts in response to the difficult conditions in the housing market, other than the increase in base salary of Mr. Young in connection with his appointment as the Company's Vice President and Chief Financial Officer as described in Item 5.02(c) above.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: February 02, 2009	By:	/s/ Jon P. Vrabely
Jon P. Vrabely
President & Chief Executive Officer